Report of Independent
Registered Public Accounting
Firm

To the Board of Trustees and
Shareowners of
Pioneer Fund

In planning and performing our
audit of the financial
statements of Pioneer Fund as
of and for the year ended
December 31, 2006, in
accordance with the standards
of the Public Company
Accounting Oversight Board
(United States), we considered
its internal control over
financial reporting, including
control activities for
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
Pioneer Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.

The management of Pioneer
Fund is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates
and judgments by management
are required to assess the
expected benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted accounting
principles. Such internal
control includes policies and
procedures that provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition,
use or disposition of a
company's assets that could
have a material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.

A control deficiency exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely
basis. A significant deficiency
is a control deficiency, or
combination of control
deficiencies, that adversely
affects the company's ability to
initiate, authorize, record,
process or report external
financial data reliably in
accordance with generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the company's
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A
material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in
more than a remote likelihood
that a material misstatement of
the annual or interim financial
statements will not be
prevented or detected.

Our consideration of Pioneer
Fund's internal control over
financial reporting was for the
limited purpose described in
the first paragraph and would
not necessarily disclose all
deficiencies in internal control
that might be significant
deficiencies or material
weaknesses under standards
established by the Public
Company Accounting
Oversight Board (United
States). However, we noted no
deficiencies in Pioneer Fund's
internal control over financial
reporting and its operation,
including controls for
safeguarding securities that we
consider to be a material
weakness as defined above as
of December 31, 2006.

This report is intended solely
for the information and use of
management and the Board of
Trustees of Pioneer Fund and
the Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these specified parties.


ERNST & YOUNG LLP



Boston, Massachusetts
February 21, 2007